THE TRANSFER OF THIS NOTE IS RESTRICTED BY AND PURSUANT TO A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 18, 1997, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                                   Q-MED, INC.

           16.00% CONVERTIBLE SUBORDINATED NOTE DUE DECEMBER 18, 2002

No. ____                                                       December 18, 1997


     FOR VALUE RECEIVED, the undersigned, Q-MED, INC. (herein called the "Company"), corporation duly organized and existing under the laws of the State of Delaware, hereby promises to pay to GALEN PARTNERS III, L.P., a Delaware limited partnership (the "Purchaser"), or its registered assigns on December 18, 2002 (the "Maturity Date") the sum of the Principal Amount (as defined below), plus accrued and unpaid interest on the Principal Amount of this Note as of such date. The outstanding principal amount of this Note shall initially be the sum of ______________________________________________________ ($_____________) and
shall be increased on each anniversary of the date hereof by the interest accrued but unpaid under this Note as of such date (the "Principal Amount"). Interest will accrue on the unpaid Principal Amount, at the rate of 16% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the Maturity Date. If any Event of Default shall have occurred, to the extent permitted by law, from and including the date of such Event of Default to, but not including, the date such Event of Default is cured or waived, interest will accrue at the rate of 20% per annum (computed on the basis of a 360-day year of twelve 30-day months). If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day.

     Payments of principal of, and interest and premium on, this Note, are to be made in lawful money of the United States of America, or at the Purchaser's option, in the number of shares of Common Stock determined by dividing the payment to be made by the Conversion Price then in effect, at the address specified by such holder for such purpose in Section 6.1 to the Note Purchase Agreement (as defined below).

     This Note is being issued pursuant to a Note Purchase Agreement, dated as of December ___, 1997 as amended (the "Note Purchase Agreement"), between the Company and the Purchaser. Defined terms used herein which are defined in the Note Purchase Agreement shall have the same meaning as such terms have in the Notes Purchase Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in, the Note Purchase Agreement. The provisions of the Note Purchase Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

     The Company may deem and treat the person in whose name this Note is registered pursuant to Section 5 of the Note Purchase Agreement as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfer hereon and notwithstanding that this Note is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Note for registration of transfer as provided in Section 5 of the Agreement. This Note may be transferred or exchanged and, if lost, stolen, damaged or destroyed, this Note may be replaced, only in the manner and upon the conditions set forth in the Note Purchase Agreement.

     This Note is subject to redemption, in whole but not in part, only under certain circumstances, and to the extent provided, in the Note Purchase Agreement.

     In case an Event of Default shall happen and be continuing, the principal amount of this Note, the premium, and all accrued interest may become or be declared due and payable only in the manner and with the effect provided in the Note Purchase Agreement.

     In certain circumstances involving the occurrence of a Change in Control, the holder of this Note has the right to require the Company to repurchase the Note at the price specified in the Note Purchase Agreement.

     Subject to and upon compliance with the provisions of the Note Purchase Agreement, the holder of this Note is entitled to convert this Note into fully paid and non-assessable shares of Common Stock of the Company at the conversion price, subject to adjustment, specified in the Note Purchase Agreement.

     The indebtedness evidenced by this Note and the payment of the principal of (and premium, if any) and interest on, and other obligations in respect of, this Note, to the extent and in the manner provided in the Note Purchase Agreement,
(i) are secured by a security interest in certain of the Company's assets and
(ii) are subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to the provisions of the Note Purchase Agreement with respect thereto. The holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

        No reference herein and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in



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


the coin or currency, as prescribed herein and in the Note Purchase Agreement, or to convert this Note as provided in the Note Purchase Agreement.

     No service charge shall be made of any registration of transfer, exchange or conversion, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.


                                     Q-MED, INC.

                                     By:
                                        -------------------------
                                            Michael W. Cox
                                            President




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